Exhibit 10.1

Execution Version

GUARANTEE

This GUARANTEE AGREEMENT (“Guarantee”) is made this 19th day of November, 2007, by and between Aleris International, Inc., a Delaware corporation, Aleris Recycling (German Works) GmbH, a Grevenbroich company, (together, “Seller”), and Votorantim Metais Ltda., a Brazilian limited liability company (“Guarantor”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement (defined below).

WHEREAS, Votorantim Metais North America, Inc. and Azben Holdings GmbH, a company organized under the laws of Austria (together, “Buyer”) and Seller are parties to a Stock Purchase Agreement dated the date hereof (the “Purchase Agreement”), whereby Seller has agreed, pursuant to the terms and conditions of such agreement, to sell, convey, transfer, assign and deliver to Buyer, and Buyer has agreed to purchase, 100% of the issued and outstanding shares of capital stock of U.S. Zinc Corporation, a Delaware corporation, Interamerican Zinc, Inc., a Delaware corporation, and Aleris Asia Pacific Zinc (Barbados) Ltd., a Barbados company; and

WHEREAS, in order to ensure performance and observation by Buyer of all covenants and obligations contemplated by the Purchase Agreement, Guarantor has agreed to guarantee to Seller the performance and observation of all such covenants and obligations of Buyer on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Guarantor agree as follows:

1. Guarantee. Guarantor hereby guarantees and agrees that prior to, on, and after Closing it shall cause Buyer, and any successors and assigns thereof, to fully perform and observe its covenants and other obligations under the Purchase Agreement (including, without limitation, Buyer’s obligations under Article II and Article IX of the Purchase Agreement), the Transition Services Agreement and all other Transaction Documents (collectively, the “Obligations”).

2. Specific Performance. Seller and Guarantor acknowledge and agree that Seller would be damaged irreparably in the event any of the provisions of this Guarantee is not performed in accordance with its specific terms or otherwise is breached by Guarantor. Accordingly, Guarantor agrees that Seller shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Guarantee and to enforce specifically this Guarantee, and the terms and provisions hereof and thereof, in addition to any other rights to which Seller may be entitled at law or in equity. Any such remedy shall be in addition to any other remedy that Seller may have hereunder.

3. Termination. This Guarantee shall automatically terminate and be of no further force and effect upon the earlier of (a) the date on which the Obligations shall have been fully performed and observed and (b) the date on which the Purchase Agreement shall have been terminated pursuant to Article VIII thereof; provided that no such termination shall relieve Guarantor of any Obligations that arise prior to such termination.

4. Governing Law. This Guarantee shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws.

5. Jurisdiction; Court Proceedings; Waiver of Jury Trial. Any claim against Guarantor or Seller arising out of or relating to this Guarantee shall be brought in any state or federal court sitting in the Borough of Manhattan in the City of New York and Guarantor and each of the parties to this Guarantee hereby submits to the exclusive jurisdiction of such courts for the purpose of any such claim. A final judgment in any such claim shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Guarantor and Seller agree to accept service of any summons, complaint or other initial pleading made (a) in the manner provided for the giving of notices in Section 8 of this Guarantee (to the extent permitted by applicable law) and (b) with respect to Guarantor, to a recipient located in the United States and designated by Guarantor in Section 8. Each of Guarantor and Seller irrevocably agrees not to assert (a) any objection which it may ever have to the laying of venue of any such claim in any state or federal court sitting in the Borough of Manhattan in the City of New York and (b) any claim that any such claim brought in any such court has been brought in an inconvenient forum. Guarantor and Seller waive any right to a trial by jury, to the extent lawful, and agree that any of them may file a copy of this Section 5 with any court as written evidence of the knowing, voluntary and bargained-for agreement between Guarantor and Seller irrevocably to waive their rights to trial by jury in any claim whatsoever between them relating to this Guarantee or the transactions contemplated hereby.

6. Signatures. This Guarantee shall be effective upon delivery of original signature pages or .pdf or facsimile copies thereof executed by both Guarantor and Seller. This Guarantee may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

7. Amendments and Waivers. No amendment or waiver of any provision of this Guarantee shall be valid unless the same shall be in writing and signed by Seller and Guarantor. No waiver by Guarantor or Seller of any default or any breach of any representation, warranty, covenant or agreement hereunder shall be deemed to extend to any prior or subsequent default or breach or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

8. Notices. All notices, requests, demands, claims, and other communications hereunder (each, a “Notice”) shall be in writing, and shall be given (and shall be deemed to have been duly given upon receipt or refusal of receipt) by personal delivery, electronic facsimile transmission (with Notice contemporaneously given by another method specified in this Section 8), overnight courier or registered or certified mail, postage prepaid, and addressed to the intended recipient as set forth below (or at such other address as shall be specified in a Notice given in accordance with this Section 8):

If to Guarantor:

Votorantim Metais Ltda.
Praça Ramos de Azevedo, 254—5° andar
Centro – São Paulo, SP
Brasil
Fax: 011 55 11 2159 3325
Attention:	João Bosco Silva
Paulo Oliveira Motta
Luiz Marcelo Pinheiro Fins

with a copy to:
Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Attention: Carlos Martinez, Esq.
Fax: (212) 969-2900

for purposes of service of any summons, complaint or other initial pleading pursuant to Section 5(b):

Votorantim Metais, Ltda.
c/o National Corporate Research, Ltd.
225 West 34th Street, Suite 910
New York, NY 10122

If to Seller:
c/o Aleris International, Inc.
25825 Science Park Drive, Suite 400
Beachwood, Ohio 44122-7392
Attention: Christopher R. Clegg, Esq.
Facsimile: (216) 910-3650

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Christopher Ewan, Esq.
Facsimile: (212) 859-4000

9. Assignment. This Guarantee may not, without the prior written consent of Guarantor and Seller, be assigned by Guarantor or Seller, by operation of law or otherwise, and any attempted assignment shall be null and void; provided, that, after the Closing, Seller may assign this Guarantee in connection with any merger, sale of substantially all its assets or sale of all its outstanding capital stock.

10. Severability. If any provision of this Guarantee for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Guarantee, this Guarantee shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and Guarantor and Seller shall cooperate in good faith to further modify this Guarantee so as to preserve to the maximum extent possible the intended benefits to be received by Guarantor and Seller.

11. No Presumption Against Drafting Party. Both Guarantor and Seller acknowledge that both Guarantor and Seller have been represented by counsel in connection with this Guarantee. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Guarantee against the drafting party has no application and is expressly waived.

12. Interpretation. The section headings contained in this Guarantee are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Guarantee. Definitions shall apply equally to both the singular and plural forms of the terms defined.

* * * * * * *

IN WITNESS WHEREOF, the Guarantor and Seller have executed this Guarantee as of the date first above written.

GUARANTOR:	VOTORANTIM METAIS LTDA.

	By:	/s/ Joao Bosco Silva
	Name:	Joao Bosco Silva
	Title:	Chief Executive Officer

	By:	/s/ Flavio Marassi Donatelli
	Name:	Flavio Marassi Donatelli
	Title:	Finance Director

SELLER:	ALERIS INTERNATIONAL, INC.

	By:	/s/ Sean M. Stack
	Name:	Sean M. Stack
	Title:	Executive Vice President

ALERIS RECYCLING (GERMAN WORKS) GMBH

	By:	/s/ Sean M. Stack
	Name:	Sean M. Stack
	Title:	Managing Director

Signature Page to Guarantee